AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT dated February 15, 1995 ("Asset Purchase Agreement") By and Among Healthtech Products, Inc. (formerly A. H. Acquisition, Inc.), a Missouri corporation ("Purchaser"), Smith & Davis Manufacturing Company, a Missouri corporation ("Seller"), and Everest & Jennings International Ltd., a Delaware corporation ("E&J"), is made this 4th day of April, 1995.

     In accordance with Section 14.05 of the Asset Purchase Agreement, the parties hereby agree that the Asset Purchase Agreement is hereby amended as follows:

     1. The word "final" in the fifth line of page 4 of the Asset Purchase Agreement, Section 2.01(a), is amended to read "find";

    2.  Section 3.02 of the Asset Purchase Agreement is amended as follows:

        (a) the word "and" at the end of clause (i) is deleted;

        (b) the period at the end of clause (j) is deleted and "; and" is inserted at the end of clause (j); and

        (c)  the  following new clause (k) is added at the end of  Section
    3.02 of the Asset Purchase Agreement:

                 "(k) any liability or obligation of Seller or E&J arising from any representation or warranty of Seller or E&J concerning compliance of products sold by Seller or E&J prior to the Closing Date with industry requirements or standards (including Underwriters' Laboratories requirements or standards)."

     3. The Closing Date specified in Section 4.01 of the Asset Purchase Agreement is extended to April 4, 1995 and the date "February 15, 1995" in
Section 12.01(a)(ii) of the Asset Purchase Agreement is amended to read "April 4, 1995";

    4. Notwithstanding the provisions of Section 5.03 of the Asset Purchase Agreement, the Estimated Current Asset Purchase Price has been calculated as set forth on Attachment A hereto;

    5. Notwithstanding the provisions of Section 9.03 of the Asset Purchase Agreement, Pro-ration Items shall be set forth and adjusted as part of the Final Statement.

    6. Section 9.05 is amended to read as follows:

                 "9.05  Remediation  by  Seller of  Environmental  Matters.
        Seller shall take the actions specified in the Remediation Agreement (as hereinafter defined) within one hundred eighty (180) days of the Closing Date."

     7. The reference to "Exhibit K" in Section 10.22 of the Asset Purchase Agreement is amended to read "Exhibit J"; and

     8. The forms of each of the Exhibits to the Asset Purchase Agreement shall be the forms of each of said documents delivered at the Closing of even date herewith.

     Except as amended hereby, the Asset Purchase Agreement, and all of its terms and conditions, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Asset Purchase Agreement on the day and year written above.

                                HEALTHTECH PRODUCTS, INC.

                                By:  (WILLIAM E. COOPER)
                                    Name:  William E. Cooper
                                    Title:  President


                                SMITH & DAVIS MANUFACTURING COMPANY

                                By:  (TIMOTHY W. EVANS)
                                    Name:  Timothy W. Evans
                                    Title:  Vice President and CFO


                                EVEREST & JENNINGS INTERNATIONAL, LTD.

                                By: (TIMOTHY W. EVANS)
                                    Name:  Timothy W. Evans
                                    Title:  Vice President and CFO

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Attachment A to Amendment to Asset Purchase Agreement


          ESTIMATED CLOSING PURCHASE PRICE



Inventory (1/28/95)                        $5,258,196
Inventory Reserve                           (750,000)
                                            ---------
                                            4,508,196

Demo Inventory                                125,100

Prepaid Inventory -- estimate                  10,000
Bid Deposits                                   50,123
Contract Buyouts                              163,902
Employee Advances                               2,748
Other Deposits -- estimate                      7,000
                                            ---------
                                              233,773

Receivables                                 2,377,445

Accounts Payable                          (1,969,518)
Accrued Vacation                            (266,864)
Accrued Rep Commissions - estimate          (170,000)
Accrued Property Tax                         (20,000)
Accrued Prorate Items                              --
                                            ---------
                                            (456,864)

Warranty Reserve                            (750,000)
                                            ---------

Net Current Asset Purchase Price           $4,068,132